UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2010

CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 Executive Drive, Suite 325, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 452-2323
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     Our Annual Meeting of Stockholders was held on June 14, 2010. At the Annual Meeting, the individuals listed below were elected as directors and the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified.
     We had 38,375,206 shares of common stock outstanding and entitled to vote as of April 23, 2010, the record date for the Annual Meeting. At the Annual Meeting, 34,780,467 shares of common stock were present in person or represented by proxy for the two proposals indicated above. The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

		Votes	Votes	Votes
	Votes For	Against	Withheld	Abstained
Proposal 1:
Election of Directors.
Roger Hawley	24,037,927	—	3,958,640	—
Tina Nova, PhD.	19,237,375	—	8,759,192	—

Proposal 2:
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010	30,930,594	3,846,023	—	3,850

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Bioscience, Inc.
Date: June 14, 2010	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Executive Vice President, Chief Operating Officer and Chief Financial Officer